Exhibit (j)





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 28, 2000, relating to the financial statement of the High Grade Income Portfolio, which appears in such Registration Statement. We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 28, 2000